SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

                                 ___________________


                                     FORM S-8

                                 REGISTRATION STATEMENT

                                        UNDER

                                THE SECURITIES ACT OF 1933


                                   ___________________

                 __________DROVERS BANCSHARES CORPORATION__________

                  (Exact Name of Issuer as Specified in its Charter)

  ______Pennsylvania______                        ______23-2209390______
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                 Identification Number)

                                     96 South George Street

                   __________York, Pennsylvania, 17401__________
            (Address of Principal Executive Offices, Including Zip Code)


                              DROVERS BANCSHARES CORPORATION

                             1997 EMPLOYEE STOCK PURCHASE PLAN
                                    (Full Title of the Plan)


George L.F. Guyer, Jr.                                       Copy to:
Senior Vice President                           Paul G. Mattaini, Esquire
Drovers Bancshares Corporation         Barley, Snyder, Senft & Cohen, LLP
30 South George Street                       126 East King Street
York, PA  17401__________                 Lancaster, PA  17602-2893
(Name and Address of Agent for Service)

                  __________(717) 843-1586__________
            (Telephone Number, Including Area Code, of Agent for Service)




                      CALCULATION OF REGISTRATION FEE

Title of     Amount     Proposed Maximum    Proposed Maximum    Amount
Securities   to be     Offering Price per   Aggregate Offering     of
  to       Registered(1)     Share                           Registration
Registered                                                        Fee
_________________________________________________________________________
Common Stock   150,000(2)     $23.125          $3,468,750     $1,051.14
   $5.00
  par value
for issuance pursuant to 1997
Employee Stock Purchase Plan

   (1) Pursuant to Rule 416(a), this Registration Statement shall be deemed to cover additional securities to be offered or issued pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
   (2)Shares subject to options to purchase under Drovers Bancshares Corporation 1997 Employee Stock Purchase Plan. The filing fee has been estimated and calculated pursuant to Rule 457(c) and 457(h)(1) on the basis of the price for Drovers Bancshares Corporation common stock as of June 23, 1997.




PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference.


              The following documents filed by the registrant with the Securities and Exchange Commission are incorporated in and made a part of this registration statement by reference as of their respective dates:

              (1) The registrant's Annual Report filed on form 10-K for the year ended December 31, 1996.

              (2) The registrant's Quarterly Report filed on Form 10-Q for the quarter ended March 31, 1997.

              (3) The description of the registrant's Common Stock in the registrant's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "'34 Act"), which was declared effective on March 1, 1983.

              All documents hereinafter filed by the registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the '34 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

Item 4.       Description of Securities.


              A description of the registrant's Common Stock to be offered is not provided in this registration statement because such class of the registrant's securities is registered under Section 12 of the '34 Act.

Item 5.      Interests of Names Experts and Counsel.


             Neither the registrant's independent auditors, Stambaugh Ness, P.C., nor the registrant's counsel, Barley, Snyder, Senft & Cohen, LLP, nor any individual employed by or associated with either such firm in a professional capacity, was employed by the registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its subsidiaries or was connected with the registrant or any of its subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer or employee.









Item 6.      Indemnification of Directors and Officers.


             Under Pennsylvania law, corporations have the power to indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and reasonably incurred by him or her in connection with the defense of any action, suit or proceeding, civil or criminal, in which he or she is made a party by reason of being or having been such director or officer, except in relation to matters as to which he or she will be adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct in the performance of a duty to the corporation and to make any other indemnification that will be authorized by the articles of incorporation or bylaws or resolution adopted after notice to the shareholders. The registrant expects to maintain insurance on behalf of any person who is a director or officer against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such.

            The registrant's By-laws contain the following provision in connection with indemnification of directors and officers:

                Section 4.01.  Indemnification.  Any person who was
or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Pennsylvania Business Corporation Law.

                Section 4.02.  Advances.  Any person claiming
indemnification within the scope of Section 4.01 shall be entitled to advances from the Corporation for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under the Pennsylvania Business Corporation Law.

                Section 4.03. Procedure. On the request of any person requesting indemnification under Section 4.01 or an advance under
Section 4.02, the Board of Directors shall determine whether the standards required by Sections 4.01 and 4.02 have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.



                Section 4.04. Other Rights. The indemnification provided by this Article 4 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.      Exemption from Registration Claimed.

         As to the restricted securities which may be reoffered or resold pursuant to this registration statement, the registrant believes that the shares issued to date pursuant to the Plan were exempt from registration pursuant to Rule 701.


Item 8.      Exhibits.

          Number                                    Exhibit
       5.1 and 23.1                Opinion and Consent of Barley, Snyder,
                                   Senft & Cohen, LLP, with respect to the
                                   securities registered hereunder
           21.1                    List of Companies Whose Employees are
                                   Eligible to Participate in Drovers
                                   Bancshares Corporation 1997 Employee
                                   Stock Purchase Plan
           23.2                    Consent of Stambaugh . Ness, P.C.
           24.1                    Power of Attorney (see page preceding
                                   Signature Page)
           99.1                    Drovers Bancshares Corporation
                                   1997 Employee Stock Purchase Plan




Item 9.      Undertakings.

(a)               The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)      To include any prospectus required by
                               Section 10(a)(3) of the Securities Act of
                               1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                               Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.




              (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities of fered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
       1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering at that time shall be deemed to be the initial bona fide offering thereof.




POWER OF ATTORNEY

         Each of Drovers Bancshares Corporation (the "Company") and the undersigned officers and directors thereof whose signatures appear below hereby makes, constitutes and appoints A. Richard Pugh, George L.F. Guyer, Jr. and Lorie Y. Runion and each of them acting individually, its and his true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its or his name and on its or his behalf, and in each of the undersigned officers' and directors' capacity or capacities shown below, this Registration Statement and any and all documents in support of this Registration Statement or supplement thereto, and any and all amendments, including any and all post-effective amendments to the foregoing; and each of the Company and said officers and directors hereby grants to said attorney or attorneys, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this Power of Attorney to the same extent and with the same effect as the Company might or could do, and as each of said officers and directors might or could do personally in his capacity or capacities as aforesaid, and each of the Company and said officers and directors hereby confirms and approves all acts and things which said attorneys or attorney might do or cause to be done by virtue of this Power of Attorney and its or his signature as the same may be signed by said attorneys or attorney, or any one or more of them to this Registration Statement and any and all amendments thereto, including any and all post-effective amendments to the foregoing.


        IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be signed on its behalf, and each of the undersigned officers and directors thereof in the capacity or capacities noted has hereunto set his hand, on the dates indicated below.

                                       DROVERS BANCSHARES CORPORATION

Dated:_____June 25, 1997_____           By:______/s/A. Richard Pugh______


                                       TITLE                  DATE
___/s/ L. Doyle Ankrum___             Director          ___June 25, 1997___
L. Doyle Ankrum

_____________________________         Director          ___June 25, 1997___
Josephine D. Appell

___/s/ Debra A. Goodling___   Executive Vice President  ___June 25, 1997___
Debra A. Goodling          (principal financial officer)

___/s/ John D. Blecher___   Vice President/Controller   ___June 25, 1997___
John D. Blecher            (principal accounting officer)

___/s/ J. Samuel Gregory___          Director           ___June 25, 1997___
J. Samuel Gregory

___/s/ George L.F. Guyer, Jr.___    Secretary           ___June 25, 1997___
George L.F. Guyer, Jr.




___/s/ Daniel E. Hess___             Director           ___June 25, 1997___
Daniel E. Hess

___/s/ George W. Hodges___           Director           ___June 25, 1997___
George W. Hodges

___/s/ Herbert D. Lavetan___         Director           ___June 25, 1997___
Herbert D. Lavetan

___/s/ Richard M. Linder___          Director           ___June 25, 1997___
Richard M. Linder

___________________________          Director           ___June 25, 1997___
David C. McIntosh

___/s/ Frank Motter___               Director           ___June 25, 1997___
Frank Motter

___/s/ Robert L. Myers, Jr.___       Director           ___June 25, 1997___
Robert L. Myers, Jr.

___/s/ Harlowe R. Prindle___         Director           ___June 25, 1997___
Harlowe R. Prindle

___/s/ A. Richard Pugh___  Chairman, President and CEO  ___June 25, 1997___
A. Richard Pugh           (principal executive officer)

___/s/ Basil A. Shorb, III___        Director           ___June 25, 1997___
Basil A. Shorb, III

_________________________            Director           ___June 25, 1997___
D. John Sparler

___/s/ Gary A. Stewart___            Director           ___June 25, 1997___
Gary A. Stewart

___/s/ Robert H. Stewart, Jr.___     Director           ___June 25, 1997___
Robert H. Stewart, Jr.

___/s/ Delaine A. Toerper___         Director           ___June 25, 1997___
Delaine A. Toerper

___/s/ James S. Wisotzkey___         Director           ___June 25, 1997___
James S. Wisotzkey




SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania.

                                       DROVERS BANCSHARES CORPORATION

                             BY:__________/s/ A. Richard Pugh __________
                                          A. Richard Pugh, President and
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                                      TITLE                  DATE
___/s/ L. Doyle Ankrum___            Director         __June 25, 1997__
L. Doyle Ankrum

_____________________________        Director         __June 25, 1997__
Josephine D. Appell

___/s/ Debra A. Goodling___  Executive Vice President __June 25, 1997__
Debra A. Goodling         (principal financial officer)

___/s/ John D. Blecher___   Vice President/Controller __June 25, 1997__
John D. Blecher           (principal accounting officer)

___/s/ J. Samuel Gregory___          Director         __June 25, 1997__
J. Samuel Gregory

___/s/ George L.F. Guyer, Jr.___     Director         __June 25, 1997__
George L.F. Guyer, Jr.

___/s/ Daniel E. Hess___             Director         __June 25, 1997__
Daniel E. Hess

___/s/ George W. Hodges___           Director         __June 25, 1997__
George W. Hodges

___/s/ Herbert D. Lavetan___         Director         __June 25, 1997__
Herbert D. Lavetan

___/s/ Richard M. Linder___          Director         __June 25, 1997__
Richard M. Linder

___________________________          Director         __June 25, 1997__
David C. McIntosh

___/s/ Frank Motter___               Director         __June 25, 1997__
Frank Motter




___/s/ Robert L. Myers, Jr.___       Director         __June 25, 1997__
Robert L. Myers, Jr.

___/s/ Harlowe R. Prindle___         Director         __June 25, 1997__
Harlowe R. Prindle

___/s/ A. Richard Pugh___ Chairman, President and CEO __June 25, 1997__
A. Richard Pugh          (principal executive officer)

___/s/ Basil A. Shorb, III___        Director         __June 25, 1997__
Basil A. Shorb, III

_________________________            Director         __June 25, 1997__
D. John Sparler

___/s/ Gary A. Stewart___            Director         __June 25, 1997__
Gary A. Stewart

___/s/ Robert H. Stewart, Jr.___     Director         __June 25, 1997__
Robert H. Stewart, Jr.

___/s/ Delaine A. Toerper___         Director         __June 25, 1997__
Delaine A. Toerper

___/s/ James S. Wisotzkey___         Director         __June 25, 1997__
James S. Wisotzkey




                             EXHIBIT 5.1 AND 23.1

          OPINION OF BARLEY, SNYDER, SENFT & COHEN, LLP RE: LEGALITY

Paul G. Mattaini, Esquire
Direct Dial Number (717) 399-1519

                                                June 18, 1997

Drovers Bancshares Corporation
96 South George Street
York, PA  17401

        Re:    Drovers Bancshares 1997 Employee Stock Purchase Plan

Dear Ladies and Gentlemen:

We have acted as counsel to Drovers Bancshares Corporation ("Drovers") in connection with the registration under the Securities Act of 1933, as amended, by means of a registration statement on Form S-8 (the "Registration Statement"), of 150,000 shares of the $5.00 par value common stock of Drovers, which is the maximum number of shares to be issued pursuant to the terms of the Drovers Bancshares Corporation 1997 Employee Stock Purchase Plan, effective as of February 26, 1997 (the Plan"). This Opinion Letter is provided pursuant to the requirements of
Item 601(b) (5)(i) of Regulation S-K of the Securities and Exchange Commission for inclusion as an exhibit to the Registration Statement.

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association's Section of Business Law (1991), as supplemented or modified by the Pennsylvania Third-Party Legal Opinion Supplement
(the "Pennsylvania Supplement") of the Pennsylvania Bar Association's Section of Corporation, Banking and Business Law (1992). As a consequence, this Opinion Letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter shall be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the federal law of the United States of America and the law of the Commonwealth of Pennsylvania.

Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined and set forth in the Plan, the Accord or the Pennsylvania Supplement. Our opinions herein are subject to the following conditions and assumptions, in addition to those set forth in the Accord and the Pennsylvania Supplement:

     The shares of Drovers' Common Stock will be issued in strict accordance with the terms of the Plan and the statutory laws of the United States of America and the Commonwealth of Pennsylvania.




Based upon and subject to the foregoing, we are of the opinion that the shares of Drovers' Common Stock to be issued in connection with the Plan have been duly authorized and, when issued, will be legally issued, fully paid and nonassessable.

                                     Very truly yours,

                                     BARLEY, SNYDER, SENFT & COHEN, LLP

                                     By:___/s/ Paul G. Mattaini___
                                         Paul G. Mattaini, Esquire




                                 EXHIBIT 21.1

                 LIST OF COMPANIES WHOSE EMPLOYEES ARE ELIGIBLE
                 TO PARTICIPATE IN DROVERS BANCSHARES CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN



                         Drovers Bancshares Corporation

                          The Drovers & Mechanics Bank




                              EXHIBIT 23.2


                   CONSENT OF STAMBAUGH . NESS, P.C.

                    Consent of Independent Auditors


We have issued our reports dated January 15, 1997 accompanying the consolidated financial statements of Drovers Bancshares Corporation and Subsidiaries appearing in the 1996 Annual Report to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the captions "Experts".

Stambaugh . Ness, P.C.

_____/s/Stambaugh . Ness, P.C._____

York Pennsylvania
June 16, 1997




                                      EXHIBIT 99.1


                            DROVERS BANCSHARES CORPORATION
                                1997 STOCK PURCHASE PLAN


     1. Purpose. The purpose of this Plan is to provide a means whereby Employees, as defined below, will have the opportunity to acquire a proprietary interest in Drovers Bancshares Corporation (the "Company") through the purchase of Common Stock of the Company (the "Stock"). As used herein the term "Employee" means employees of the Company or any present or future Subsidiary thereof (including officers and directors who are also employees). The term "Subsidiary" shall mean any present or future corporation which qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in
Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), as amended from time to time. This Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code and the provisions of this Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of such Section.

     2. Shares Subject to the Plan. Participating Employees may purchase an aggregate of 150,000 shares of Stock under the Plan. The Company shall reserve said number of shares for purchase by participating Employees, subject to adjustment as provided in
Section 18.

     3. Administration of the Plan. The Plan shall be administered by the Personnel Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall consist of at least three members of the Board and serve at the Board's pleasure. All decisions by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. A member of the Committee who is eligible to participate in the Plan shall not vote on any question relating specifically to himself. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been unanimously made at a duly held meeting of the Committee.

     Except as otherwise expressly reserved to the Board in this Plan, the Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan or the continued qualification of the Plan and make such other determinations and take such other actions as it deems necessary or advisable. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.




     4. Offering Dates. The Plan will be implemented by twenty (20) quarterly offerings (individually, an "Offering") of Stock. The maximum number of shares of Stock to be issued in each Offering, which may include unissued shares from prior Offerings, whether offered or not, shall be determined by the Committee, subject to the limitation of shares of Stock under the Plan contained in Section 2. The first quarterly Offering shall commence on July 1, 1997 and terminate on September 30, 1997. Subsequent quarterly offerings shall commence three (3) months after the date of commencement (an "Offering Commencement Date") of the prior Offering and terminate three (3) months after the date of termination (an Offering Termination Date") of the prior Offering. Participation in any one or more of the twenty (20) quarterly Offerings under the Plan shall not limit or require participation in any other Offering.


     5. Eligibility. Except as hereinafter provided, all Employees shall be eligible to participate in the Plan for that Offering. Notwithstanding any provision of this Plan to the contrary (a) no Employee shall be eligible to participate in the Plan if after being granted the option under the Plan, the Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary and (b) the Committee may exclude any of the following Employees from participating in the Plan:
(I) Employees who have been employed less than two (2) years;
(ii) Employees whose customary employment is twenty (20) hours or less per week; (iii) Employees whose customary employment is for not more than five (5) months in any calendar year; and/or (iv) highly compensated employees (as defined in Section 414(a) of the Code). For purposes of this Section 5 in determining whether the stock ownership of an Employee equals or exceeds 5%, the rules of Section 424(d) of the Code shall apply and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

     6. Participation. An eligible Employee may elect to become a participant in the Plan for an Offering by completing a payroll deduction authorization form provided by the Company and filing it with the Committee during the month prior to the applicable Offering Commencement Date. An Employee who so elects to participate in the Plan shall continue to participate in the Plan and continue to have payroll deductions made until such Employee discontinues participation by giving written notice thereof to the Committee.

     7.     Payroll Deductions.

           (a) When an Employee completes a payroll deduction authorization form, the Employee shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at a specified whole dollar amount or at the rate of any whole percent, not to exceed a percentage established by the Committee from time to time, of the Employee's Pay on such payday. For purposes of this Plan the term "Pay" means an Employee's regular straight time earnings from the Company or any Subsidiary plus any payments for overtime, incentive compensation, bonuses or special payments.




           (b) Payroll deductions for participants shall commence on the applicable Offering Commencement Date and shall end on the applicable Offering Termination Date unless sooner terminated pursuant to Section 12 hereof.

           (c) Payroll deductions made for a participant shall be credited to an account maintained by the Plan on behalf of the participant. A participant may not make any separate cash payments into the participant's account.

           (d) A participant may terminate participation in the Plan for any Offering pursuant to Section 12 hereof but may not alter the rate of payroll deductions during any Offering.

     8. Grant of Option. If an Employee elects to participate in the Plan for an Offering, then on the applicable Offering Commencement Date the participant shall be deemed to have been granted, subject to
Section 14(a), an option to purchase as many shares of Stock as he or she will be able to purchase with the payroll deductions credited to the participant's account during his or her participation in the Offering.


     Notwithstanding any provision of this Plan to the contrary, no participating Employee shall be granted an option which permits the Employee the right to purchase stock under all employee stock purchase plans, as defined in Section 423 of the Code, of the Company or any Subsidiary to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined as of the Offering Commencement
Date) for each calendar year in which such option is outstanding at any time.


     9. Option Price. The option price of Stock purchased pursuant to this Plan in each Offering shall be set by the Committee in its absolute discretion as a percentage of the fair market value of the Stock on the applicable Offering Commencement Date and/or Offering Termination Date; provided, however, that the option price may not in any event be less than the lesser of (a) 85% of the fair market value per share of the Stock on the Offering Commencement Date or (b) 85% of the fair market value per share of the Stock on the Offering Termination Date. Any adjustment to the option price must be made not later than the first day of the calendar month immediately preceding the applicable Offering Commencement Date and shall be communicated to Employees who are eligible to participate in the Offering. The fair market value of a share of Stock on any date shall be the mean between the highest and lowest quoted selling price on such date (or the next regular business day if the date is not a business day) in the over-the-counter market, as reported by any market makers in the Stock.




    10. Exercise of Option. Unless a participant elects to terminate participation in the Plan as provided in Section 12 hereof, a participant's option to purchase Stock with payroll deductions made during an Offering will be deemed to have been exercised automatically on the applicable Offering Termination Date. Except as provided in
Section 14, the participant's option will be exercised for the number of shares, including fractional Shares, of Stock which the accumulated payroll deductions in the participant's account on the applicable Offering Termination Date will purchase at the applicable option price. Any excess amount remaining in the participant's account after the exercise of the participant's option will be credited to the participant's account for the next Offering.

    11. Delivery of Stock. As promptly as practical after the applicable Offering Termination Date, the Company will deliver to each participant a statement relating to the Stock purchased by the exercise of the participant's option.

12.     Termination of Participation.

        (a) At any time prior to the applicable Offering Termination Date a participant may elect to terminate participation in the Plan for the Offering and withdraw the total amount of payroll deductions credited to his account by giving written notice to the Committee. Upon receipt of such election, the Company shall pay promptly to the former participant all of the payroll deductions credited to his or her account, without interest, and no further payroll deductions will be made from the participant's pay during the Offering.

        (b) A participant's election to terminate participation in the Plan during any Offering shall not affect his or her eligibility to participate in any succeeding Offering or in any similar plan which may thereafter be adopted by the Company or any Subsidiary.

        (c) Upon termination of a participant's employment with the Company or any Subsidiary for any reason except death, the payroll deductions credited to the participant's account will be returned, without interest, to the participant.

        (d) Upon termination of a participant's employment because of death, the participant's beneficiary, as defined in Section 15, shall have the right to elect either (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan, without interest, or (ii) to exercise the participant's option to purchase Stock on the next Offering Termination Date for the number of shares,including fractional shares, of Stock which the accumulated payroll deductions in the participant's account on the date of his or her death will purchase at the applicable option price and any excess credited to the account will be returned to said beneficiary. The beneficiary's election must be made by written notice to the Committee within 30 days after the date of the participant's death. In the event that the Committee does not receive an election within the said thirty day period, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account and the Company will promptly pay the amount to said beneficiary.




     13. Disposition of Shares. With respect to shares of Stock acquired as a result of the exercise of an option granted to a participating Employee under the Plan, any disposition of shares of Stock, other than by will or by the laws of descent and distribution, before the later of the expiration of the two (2) year period beginning on the date such option was granted or the expiration of the one (1) year period beginning on the date such shares were transferred to the participating Employee pursuant to such exercise, shall not be prohibited by the Plan, but may disqualify the disposition from receiving favorable tax treatment under Section 421(a) of the Code.

     14.     Shares Subject to Each Offering.

         (a)     Except as provided in subsection (b) hereof and
Section 18, the maximum number of shares of Stock which shall be made available for sale under the Plan during any annual Offering shall be the number of shares established by the Committee pursuant to
Section 4 hereof. If the total number of shares of Stock for which options are exercised on any Offering Termination Date exceeds the number of shares available for that Offering, the Committee shall make a pro rata allocation of the shares available for delivery and distribution to each participant in as nearly uniform a manner as shall be practicable and as it shall determine to be equitable.
The balance of any payroll deductions credited to the account of each participant under the Plan shall be returned to participants as promptly as possible.

         (b) If subsequent to an Offering Termination Date any or all of the shares of Stock available for sale under that Offering remain unsold, the unsold shares shall be accumulated and shall be available for sale under the Plan in the next succeeding Offering.

     15. Designation of Beneficiary. A participant may file with the Committee a written designation of the beneficiary who is to receive Stock or cash in the case of the participant's death.
Such designation of beneficiary maybe changed by the participant any time in writing. In the event of the absence of a beneficiary validly designated under the Plan who is living at the time of a participant's death, the participant's beneficiary shall be the participant's surviving spouse or if the participant is not survived by a spouse, the participant's executor or administrator.

     16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regards to an option to purchase Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant and any such attempted assignment, transfer, pledge or other disposition shall be without effect. During the lifetime of a participant, an option to purchase Stock shall be exercisable only by the participant.

     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions or pay interest thereon.



     18. Adjustments in Event of Change in Common Stock. In the event of any change of the Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split up, combination or exchange of shares, the number and kinds of shares which may thereafter be optioned or sold under the Plan and the number and kind of shares subject to an option shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

     19. No Rights as Shareholder. No participating Employee or beneficiary shall have any rights as a shareholder with respect to any shares of Stock subject to this Plan prior to the date of issuance to him or her of a statement or statements reflecting his or her ownership of such shares.

     20. No Rights to Continued Employment. The Plan and any options granted hereunder shall not confer upon any Employee any right with respect to continuance of employment by the Company or any Subsidiary nor shall they interfere in any way with the right of the Company or any Subsidiary employing such Employee to terminate his or her employment at any time.

     21. Compliance with Other Laws and Procedures. The Plan, the grant and exercise of options hereunder and the obligations of the Company to sell and deliver shares under such options shall be subject to all applicable federal and state laws, rules and regulations and such approvals by the government or regulatory agency as may be required.
The Company shall not be required to issue or deliver any statements for shares of Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

22. Amendment of Plan. At any time and from time to time the Board may amend the Plan, provided that no such amendment may affect options previously granted nor make any change in an option theretofore granted which would adversely affect the rights of any participant. No amendment may require the sale of more shares of Stock than are authorized under Section 2 or change the designation of corporations whose employees are eligible to participate in the Plan unless such amendment shall be subject to approval or ratification by the shareholders of the Company.

     23. Discontinuance of Offering or Termination of Plan. The Board may at any time terminate the Plan or prior to any Offering Commencement Date discontinue the Plan for that Offering. No discontinuance or termination may affect options previously granted.




     24. Effective Date of the Plan. The effective date of the Plan shall be the date of its adoption by the Board but such adoption shall be subject to approval and ratification by the affirmative vote of the holders of a majority of the shares of stock of the Company represented by proxy or present and voting at a duly called meeting of the shareholders of the Company. The Committee may issue options under the Plan prior to its approval by the shareholders of the Company, provided that all such options are contingent upon shareholder approval of the Plan within said twelve-month period.

     25. Name. The Plan shall be known as "Drovers Bancshares Corporation 1997 Employee Stock Purchase Plan."

     26. Final Authority with Respect to the Plan. Notwithstanding any other provisions hereof to the contrary, final authority as to the administration of the Plan rests in the full Board. It is a requirement of the Plan that the Committee submit its interpretations, determinations and actions to the full Board for final approval.
A Board member who is eligible to participate in the Plan may not vote to alter the option price pursuant to Section 9 hereof.

     27. Interpretation of the Plan. The terms of this Plan are subject to all present and future rules and regulations of the Secretary of the Treasury or its delegate regarding the qualifications of employee stock purchase plans under, and the Plan is intended to comply with the provisions of, Section 423 of the Code, and it shall be interpreted and construed accordingly. If a provision of the Plan conflicts with any such rule or regulation, then the provision of the Plan shall be void and of no force and effect.

     28.     Dividend Reinvestment.   An Employee who participates in
this Plan will have the option to participate in the Drovers
Bancshares Corporation Dividend Reinvestment and Stock Purchase Plan, subject to the eligibility requirements, terms and conditions specified therein.








	MAZ/062597/47431.1